Exhibit 32.2

          CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADDED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of East Penn Financial Corporation (the "Company") on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Theresa M. Wasko, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      o The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities and Exchange Act of 1934; and

      o To my knowledge, the information contained in the Report fairly presents, in all material respects, the Company's financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.


/s/ Theresa M. Wasko
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Theresa M. Wasko, Treasurer and Chief Financial Officer

Dated: November 10, 2004


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